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                                  EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
infoUSA Inc.:

We consent to incorporation by reference in the registration statements (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No.
33-59256, No. 333-73106 and No. 333-73092) on Form S-8 of infoUSA Inc. of our reports dated January 18, 2002, except as to the third paragraph of note 8 which is March 6, 2002, relating to the consolidated balance sheet as of December 31, 2001 of infoUSA Inc. and subsidiaries and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2001, and related schedule, which reports appears in the December 31, 2001, annual report on Form 10-K of infoUSA Inc.


                                                                    /s/ KPMG LLP
                                                                    ------------
                                                                        KPMG LLP

Omaha, Nebraska
March 27, 2002


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